EXHIBIT 4.13

WAIVER AND AMENDMENT TO

WARRANTS TO PURCHASE SHARES OF PREFERRED STOCK OF

PHARMASSET, INC.

THIS WAIVER AND AMENDMENT (this “Waiver and Amendment”) TO WARRANTS TO PURCHASE SHARES OF PREFERRED STOCK OF PHARMASSET, INC., each dated as of August 4, 2004, entitling its holders to purchase a specified number of shares of the Company’s Series D-1 Preferred Stock (the “Warrants”), is entered into as of April 18, 2007 (the “Effective Date”) by and among Pharmasset, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s Warrants (collectively, the “Warrantholders”). Capitalized terms used but not otherwise defined in this Waiver and Amendment shall have the meanings set forth in the Warrants.

RECITALS

WHEREAS, the Company intends to issue and sell shares of its common stock, par value $.001 per share, in an underwritten public offering (the “Offering”) and has filed a Registration Statement (No. 333-133907) with the Securities and Exchange Commission (the “Commission”) related to the Offering (the “Registration Statement”); and

WHEREAS, the Company and the Warrantholders desire to amend the definition of “Qualified IPO” contained in Section 5 of each Warrant;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Definition of “Qualified IPO”. The definition of the term “Qualified IPO” set forth in Section 5 of the Warrants is hereby amended in its entirety as follows:

“Qualified IPO” means a fully underwritten, firm commitment public offering that is consummated pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of Common Stock in which the aggregate offering amount equals or exceeds US$30,000,000 and in which the price per share of the Common Stock offered to the public equals or exceeds US$5.00 (such price to be equitably adjusted in the event of any share dividend, share split, reverse split, combination, recapitalization or other similar event).

2. Waiver. Solely with respect to the Offering, each of the undersigned hereby waives its respective rights to notice of the Offering by the Company pursuant to Section 2(a) of the Warrants.

3. Governing Law. This Waiver and Amendment shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions thereof).

4. Effective Date. This Waiver and Amendment shall become effective on the Effective Date.

5. Termination of Amendment. This Waiver and Amendment shall terminate and have no further effect in the event that the Registration Statement has not been declared effective by the Commission and the Company terminates the Offering.

6. Miscellaneous. From and after the Effective Date of this Waiver and Amendment, unless otherwise terminated pursuant to Section 5 hereof, each reference in the Warrants to “this Warrant”, “hereof”, “hereunder”, or words of like import in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature shall be deemed to refer to the Warrants as amended by this Waiver and Amendment. This Waiver and Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. The headings in this Waiver and Amendment are for purposes of reference only and shall not limit or otherwise effect the meaning hereof.

[Signatures on Following Pages]

WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS

2

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment to the Warrant to Purchase Shares of Preferred Stock as of the Effective Date.

COMPANY:

PHARMASSET, INC.

By:	/s/ P. Schaefer Price
Name:	P. Schaefer Price
Title:	President and Chief Executive Officer

WARRANTHOLDERS:

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By:	/s/ G. Steven Burrill
Name:	G. Steven Burrill
Title:	Member

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill and Company (Indiana GP), LLC, its General Partner

By:	/s/ G. Steven Burrill
Name:	G. Steven Burrill
Title:	Member

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP

By:	/s/ Stephen Cummings /s/ Graysanne Bedell
Name:	Stephen Cummings Graysanne Bedell
Title:	Vice-President Finance V.P. & Secretary

SIGNATURE PAGE TO WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS

WARRANTHOLDERS (Cont’d):

MDS LIFE SCIENCES TECHNOLOGY FUND II NC QUEBEC LIMITED PARTNERSHIP, by its General Partner, MDS LSTF II (QGP) Inc.

By:	/s/ Stephen Cummings /s/ Graysanne Bedell
Name:	Stephen Cummings Graysanne Bedell
Title:	Vice-President Finance V.P. & Secretary

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP, by its General Partner, MLII (NCGP) Inc.

By:	/s/ Stephen Cummings /s/ Graysanne Bedell
Name:	Stephen Cummings Graysanne Bedell
Title:	Vice-President Finance V.P. & Secretary

CDIB BIOSCIENCE VENTURES I, INC.

By:	/s/ Benny T. Hu
Name:	Benny T. Hu
Title:	Chairman

TVM V LIFE SCIENCE VENTURES GMBH & CO. KG

By:	/s/ Gert Caspritz
Name:	Gert Caspritz
Title:	Managing Limited Partner

By:	/s/ Mark C. Cipriano
Name:	Mark C. Cipriano
Title:	Managing Limited Partner

TVM IV GMBH & CO. KG

By:	/s/ Gert Caspritz
Name:	Gert Caspritz
Title:	Managing Limited Partner

By:	/s/ Mark C. Cipriano
Name:	Mark C. Cipriano
Title:	Authorized Signatory

SIGNATURE PAGE TO WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS

WARRANTHOLDERS (Cont’d):

BAB BIOVENTURES L.P.

By:	BAB BioVentures L.P., its General Partner

By:	BAB BioVentures, N.V., its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM BIOVENTURES PARALLEL FUND, L.P.

By:	MPM BioVentures I LP, its General Partner

By:	MPM BioVentures I LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM ASSET MANAGEMENT INVESTORS 1999 LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

SIGNATURE PAGE TO WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS

WARRANTHOLDERS (Cont’d):

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

SIGNATURE PAGE TO WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS

WARRANTHOLDERS (Cont’d):

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

SIGNATURE PAGE TO WAIVER AND AMENDMENT TO

SERIES D-1 WARRANTS